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                                                                   EXHIBIT 10.31

                  THE HOWMET CORPORATION NONQUALIFIED DEFERRED
                              COMPENSATION TRUST

        This Trust Agreement is made this 29th day of April, 1996 by and between Howmet Corporation, a corporation with offices at 475 Steamboat Road, Greenwich, Connecticut (the "Company") and Jeffrey A. Jankowski (the "Trustee"). This Agreement is made with reference to the following:

        A. The Company has adopted the Howmet Corporation Special 1995 Executive Deferred Compensation Plan (the "Plan") as a nonqualified deferred compensation plan.

        B. The Company wishes to establish a trust as a means for paying benefits under the Plan, but wishes to have the trust assets remain subject to the claims of the creditors of the Company so that the Plan will qualify as an "unfunded" arrangement maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA").

        NOW, THEREFORE, the parties hereby establish the Howmet Corporation Nonqualified Deferred Compensation Trust which will be held and administered as follows:

                                  ARTICLE I
                            ESTABLISHMENT OF TRUST

        1.1 Company hereby deposits with Trustee $2,451,554.93 which will become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

        1.2     The Trust hereby established will be irrevocable.

        1.3 The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and will be construed accordingly.

        1.4 The assets of the Trust will be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries will have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement will be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in
Section 3.1.

        1.5 Company may make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement.




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                                   ARTICLE II
             PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES

        2.1 Company will deliver to Trustee from time to time written instructions concerning payment of benefits from the Trust to or in respect of Plan participants. Except as otherwise provided herein, Trustee will make payments to the Plan participants and their beneficiaries in accordance with such instructions. The Trustee will make provision for the reporting and withholding of any federal state or local taxes that may be required to be withheld with respect to payments to plan participants or and beneficiaries, and will pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

        2.2 The entitlement of a Plan participant or beneficiary to benefits under the Plan will be determined by Company or such party as it shall designate under the Plan and any claim for benefits will be considered and reviewed under the procedures set out in the Plan.

        2.3 Company may make payment of benefits directly to Plan participants or beneficiaries as they become due under the terms of the Plan. Company will notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the assets of the Trust are not sufficient to make payments of benefits, Trustee will notify Company and Company will make the balance of each such payment as it falls due.


                                  ARTICLE III
         TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY
                           WHEN COMPANY IS INSOLVENT

        3.1 Trustee will cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company will be considered "Insolvent" for purposes of this Trust Agreement if Company is unable to pay its debts as they become due, or Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

        3.2 The assets of the Trust will be subject to claims of general creditors of Company under federal and state law as set forth below.

                a. The Chief Executive Officer of Company will inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee will determine whether Company is Insolvent and, pending such determination, Trustee will discontinue payment of benefits to Plan participants or their beneficiaries.

                b. Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee will have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

                c. If at any time Trustee has determined that Company is Insolvent, Trustee will discontinue payments to Plan participants or their beneficiaries and will hold the assets of the


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       Trust for the benefit of Company's general creditors. Nothing in this
       Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

               d. Trustee will resume the payment of benefits to Plan participants or their beneficiaries in accordance with Article II of this Trust Agreement only after Trustee has determined that Company is not or is no longer Insolvent.

        3.3 If the Trustee discontinues the payment of benefits and subsequently resumes payments, the next payment following such discontinuance will include the amount of all payments due to Plan participants and beneficiaries for the period of discontinuance, less the aggregate amount of any payments made by the Company in lieu of payments provided for hereunder during the period of discontinuance of payments from the Trust.

                                  ARTICLE IV
                              PAYMENTS TO COMPANY

        Except as provided in Article III hereof, Company will have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets until all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the term of the Plan.

                                  ARTICLE V
                          POWERS AND DUTIES OF TRUST

        5.1 General Powers. The Trustee will manage and control the assets of the Trust as directed by the Company. The Trustee will not have any investment authority and will not be liable for any losses incurred as a result of investments made in accordance with the written directions of the Company.

        5.2 Payments by Trustee. The Trustee will pay benefits from the Trust to or for the account of participants or beneficiaries in the amount and manner, and at such time and addresses, as directed in writing by the Company. The Trustee will make such other payments as directed in writing by the Company.

        5.3 Accounts and Records. The Trustee will keep accurate and detailed records of the Trust. The fiscal year of the Trust will be the year adopted by the Company for federal income tax purposes unless another year is agreed upon between the Company and the Trustee. Within 60 days following the close of each fiscal year of the Trust and within 60 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

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        5.4  Reporting. The Trustee will, within the time prescribed by law, file with the Internal Revenue Service and with other appropriate regulatory agencies any reports or statements which by law are required to be filed by it. The Trustee will have no responsibility for the preparation or filing of any reports, returns, or documents required by law to be filed by the Company other than those explicitly agreed upon in writing by the Trustee and the Company.

        5.5 Miscellaneous. The Trustee will not be responsible for enforcing payment of or collecting any contribution to be made by the Company or any participant or enforcing payment of or collecting any funds held by the Company on behalf of participants for the purpose of making contribution to the Plan.


                                   ARTICLE VI
                            INVESTMENT OF THE TRUST

        6.1 General Investment Powers. The Trustee will invest and reinvest the principal and income of the Trust as directed by the Company, and will not make any distinction between principal and income. The Trustee will not be required to determine whether the investments chosen by the Company would otherwise be permissible for the investment of Trust Funds under any present or future laws.

        6.2 Specific Investment Powers. The Trustee is authorized and empowered as follows:

             a. to vote in person or by proxy any stocks, bonds, or other securities held by it; to exercise any options available to any stocks, bonds, or other securities; to exercise any rights to subscribe for additional stocks, bonds, or other securities, and to make necessary payments for such rights; and to join in or oppose any reorganization, recapitalization, consolidation, or merger.

             b. to make, execute, acknowledge, and deliver deeds, leases, assignments, documents of transfer, and other instruments that may be necessary to carry out the powers granted by this Agreement;

             c. to enforce any right, obligation, or claim in its absolute discretion and, in general to protect in any way the interest of the Trust, either before or after default, and in its absolute discretion to abstain from the enforcement of any right obligation, or claim and to abandon any property, whether real or personal which at any time may be held by it;

             d. to cause any investments in the Trust to be registered in or transferred into its name or the name of its nominee or nominees or to retain them unregistered or in form permitting transfer by delivery, but the books and records of the Trustee will at all times show that all such investments are part of the Trust;

             e. to apply for, purchase, hold, or transfer, in accordance with written instructions from the Company, annuity contracts by which the Company may choose to provide benefits;

             f. to do all other acts and to exercise any other powers which it may deem necessary and proper to carry out its duties as Trustee under this Trust Agreement.


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                                  ARTICLE VII
                           RESPONSIBILITY OF TRUSTEE

        7.1 Trustee will act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided however, that Trustee will incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

        7.2 If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

        7.3 Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

        7.4 Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

        7.5 Trustee will have all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee will have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

        7.6 Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

                                  ARTICLE VIII
                      COMPENSATION AND EXPENSES OF TRUSTEE

        Company will pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses will be paid from the Trust.

                                   ARTICLE IX
                       RESIGNATION AND REMOVAL OF TRUSTEE

        9.1 Trustee may resign at any time by written notice to Company, which will be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.



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        9.2 Trustee may be removed by Company on 60 days notice or upon shorter notice accepted by Trustee.

        9.3 Upon registration or removal of Trustee and appointment of a successor Trustee, all assets will subsequently be transferred to the successor Trustee. The transfer will be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

        9.4 If Trustee resigns or is removed, the Company will appoint a successor trustee by the effective date of the resignation or removal. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding will be allowed as administrative expenses of the Trust.

        9.5 If Trustee resigns or is removed in accordance with Section 8.1 or
8.2 hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

        9.6 The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Articles V and VII hereof. The successor Trustee shall not be responsible for, and Company shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.


                                   ARTICLE X
                            AMENDMENT OR TERMINATION

        10.1 This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment will conflict with the terms of the Plan or make the Trust revocable.

        10.2 The Trust will not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust will be returned to Company.


                                   ARTICLE XI
                                 MISCELLANEOUS

        11.1 Any provision of this Trust Agreement prohibited by law will be ineffective to the extent of any such prohibition, without invalidating the remain provisions.

        11.2 Benefits payable to Plan participants and their beneficiaries under this Trust


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Agreement may not be anticipated, assigned, alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

        11.3 This Trust Agreement will be governed by and construed in accordance with the laws of the State of New York.

        11.4 The effective date of this Trust Agreement shall be April 30, 1996.



                                       HOWMET CORPORATION



                                       By: /s/ D. L. Squier
                                           ------------------------
                                           Its President



                                       TRUSTEE


                                       /s/ Jeffrey A. Jankowski
                                       ----------------------------
                                       Jeffrey A. Jankowski





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